EXHIBIT 10.3
RESTRICTED STOCK UNIT AGREEMENT
1.This Grant. Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), hereby grants to the individual named above (the “Employee”), as of the above grant date and subject to the terms and conditions set forth in this restricted stock unit agreement (this “Agreement”) and in the Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), the number of restricted stock units set forth above (the “Restricted Stock Units”). The Units represent the right to receive shares of common stock of the Company. Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to such terms in the Plan.
2.Vesting and Forfeiture. Except as provided below, the Restricted Stock Units shall vest as follows:
See above
Termination of Employment. Upon the Employee’s Termination of Employment, any remaining unvested Restricted Stock Units shall cease vesting immediately, and shall be irrevocably forfeited on the 30th day following the Employee’s Termination of Employment, unless vesting is accelerated as provided below.
Retirement or Involuntary Termination Without Cause. In the event the Employee incurs an involuntary Termination of Employment by the Company without Cause, or a voluntary Termination of Employment by reason of the Employee’s Retirement, the Committee reserves the right, exercisable by the Committee prior to or within 30 days following the date of the Employee’s Termination of Employment, to cause vesting of the remaining unvested Restricted Stock Units to be accelerated, in whole or in part, as of the date of such Termination of Employment.
Disability or Death. In the event the Employee’s incurs a Termination of Employment by reason of the Employee’s Disability or death, any remaining unvested Restricted Stock Units shall vest as of the date of such Disability or death.
Change in Control. In the event of a Change in Control of the Company and the Employee simultaneously or subsequently incurs a Termination of Employment by the Company without Cause or by the Employee for Good Reason, any remaining unvested Restricted Stock Units shall vest as of the date of such Termination of Employment.
The terms “Cause,” “Good Reason,” and “Termination of Employment” are defined in the attached Exhibit A.
3.Recoupment. In the event the Employee has received and signed the Company’s Clawback Policy, the Employee acknowledges, understands and agrees that, notwithstanding anything to the contrary contained herein, any Restricted Stock Units to which the Employee has been granted are subject to forfeiture or recoupment, in whole or in part, at the direction of the Company’s Board of Directors (the “Board”) if, in the judgment of the Board, events have occurred that are covered by the Company’s Clawback Policy (as it exists on the date hereof, and as it may be amended from time to time by the Board, the “Clawback Policy”) and the Board further determines, in its sole discretion, that forfeiture or recoupment of all or part of the Restricted Stock Units is appropriate under all of the circumstances considered by the Board. A copy of Clawback Policy may be obtained from the General Counsel upon the Employee’s request.

4.Rights as Shareholder and Restrictions. Prior to the distribution of Shares with respect to Restricted Stock Units, the Employee shall not have ownership or rights of ownership of any Shares underlying the Units. The Restricted Stock Units may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void.
5.Distribution of Shares with Respect to Restricted Stock Units. As soon as administratively feasible following the Vesting Date (or, in the case of a qualifying termination as provided in Section 2 above, the termination date) and the Employee’s satisfaction of any required tax withholding obligations (but in no event later than 60 days following the Vesting Date or, in the case of a qualifying termination, the termination date), the Company shall issue Shares in the Employee’s name and may, at its option, issue the shares by book-entry registration or issuance of a stock certificate or certificates.
6.Income Taxes. The Employee is liable for any federal, state and local income or other taxes (“Tax-Related Items”) applicable upon the receipt of the Restricted Stock Units, the lapse of restrictions relating to the Restricted Stock Units or the subsequent disposition of any of the Restricted Stock Units, and the Employee acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences. Upon vesting and/or settlement of the Restricted Stock Units, the Employee shall promptly pay to the Company in cash, and/or the Company may withhold from the Employee’s compensation, all applicable taxes required by the Company to be withheld or collected upon such vesting. Absent a timely election of a withholding method, all withholding shall be accomplished by withholding of Shares that would otherwise be issued upon vesting and/or settlement having a Fair Market Value equal to the required withholding amounts for Tax-Related Items.
7.Acknowledgment. This grant of Restricted Stock Units shall not be effective until the Employee dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company. By signing the Acknowledgment, the Employee agrees to the terms and conditions of this Agreement and the Plan and acknowledges receipt of a copy of the prospectus related to the Plan.

ACKNOWLEDGMENT:	APOGEE ENTERPRISES, INC.
By: ________________________________________ Ty R. Silberhorn Chief Executive Officer and President

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EMPLOYEE’S SIGNATURE
______________________________________
DATE

__________________________________________
DATE

EXHIBIT A
DEFINED TERMS USED IN THE
RESTRICTED STOCK UNIT AGREEMENT
The following terms used in this Agreement have the following meanings:
“Cause” shall mean:
(i)the willful and continued failure by the Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Employee’s termination for Good Reason),
(ii)the Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, or
(iii)the willful engaging by the Employee in misconduct which causes substantial injury to the Company or its Affiliates, its other employees or the employees of its Affiliates or its clients or the clients of its Affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on the Employee’s part shall be considered “willful” unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.
“Good Reason” shall mean the occurrence of any of the following events, in each case, after the Employee has provided written notice to the Company within 30 days of the occurrence of such event and the Company has failed to cure, to the Employee’s reasonable satisfaction, the cause of such event within 30 days after the date of such written notice (and the Employee terminates employment within 30 days of the expiration of such cure period), except for the occurrence of such an event in connection with the termination or reassignment of the Employee’s employment by the Company (or any Affiliate then employing the Employee) for Cause, for Disability or for death:
(i)the assignment to the Employee of employment duties or responsibilities which are not at least of materially comparable responsibility and status as the employment duties and responsibilities held by the Employee immediately prior to a Change in Control, or any removal of the Employee from or any failure to reelect or reappoint the Employee to any positions held by the Employee immediately prior to a Change in Control, except in connection with the termination of his or her employment for Disability, Retirement or Cause, or as a result of the Employee’s death, or by the Employee other than for Good Reason;
(ii)a material reduction by the Company (or any Affiliate then employing the Employee) in the Employee’s base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time during the term of this Agreement; or
(iii)the Company’s (or any Affiliate then employing the Employee) requiring the Employee to be based anywhere other than within 50 miles of the Employee’s office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with the Employee’s business travel obligations immediately prior to a Change in Control.
“Termination of Employment” shall mean the Employee’s termination of employment with the Company and all Affiliates. For avoidance of doubt, if the Employee is employed by an Affiliate that is sold or otherwise ceases to be an Affiliate of the Company, the Employee shall incur a Termination of Employment.